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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                            BROADWAY & SEYMOUR, INC.



         Broadway & Seymour, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the name of the corporation is Broadway & Seymour, Inc. (the "Corporation") and that the Corporation was originally formed under the name NC Systems, Inc.

         SECOND: The Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware on May 9, 1985.

         THIRD: The Certificate of Amendment of the Corporation is amended to effect a change in its corporate name from Broadway & Seymour, Inc. to Elite Information Group, Inc. Accordingly, Article 1 of the Certificate of Incorporation is amended to read as follows:

                  1.       The name of the corporation is Elite Information
                           Group, Inc.

         FOURTH: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, said Broadway & Seymour, Inc. has caused this certificate to be signed by Lillian N. Wilson, its Vice President, this 27th day of May, 1999.
                                      BROADWAY & SEYMOUR, INC.

                                      By:         /s/ Lillian N. Wilson
                                         ---------------------------------------
                                         Name:    Lillian N. Wilson
                                         Title:   Vice President